As filed with the Securities and Exchange Commission on June 21, 2016

Registration No. 333-_____

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

VBI VACCINES INC.

(Exact name of registrant as specified in its charter)

British Columbia, Canada	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

222 Third Street, Suite 2241 Cambridge, Massachusetts	02142
(Address of Principal Executive Offices)	(Zip Code)

SciVac Therapeutics Inc. Incentive Plan

Variation Biotechnologies (US), Inc. 2006 Stock Option Plan

Paulson Capital Corp. 2013 Equity Incentive Plan

VBI Vaccines Inc. 2014 Equity Incentive Plan

(Full title of the plan)

VBI Vaccines Inc.

222 Third Street, Suite 2241

Cambridge, MA 02142

(Name and address of agent for service)

(617) 830-3031 x128

(Telephone number, including area code, of agent for service)

Copies to:

Robert L. Grossman, Esq.

Drew M. Altman, Esq.

Greenberg Traurig, P.A.

333 S.E. 2nd Avenue

Suite 4400

Miami, Florida 33131

(305) 579-0500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	[ ]		Accelerated Filer	[ ]
Non-accelerated filer	[X]	(Do not check if a smaller reporting company)	Smaller reporting company	[ ]

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Shares, no par value (reserved for issuance under the SciVac Therapeutics Inc. Incentive Plan (the “EIP”))	3,596,658 Common Shares	$4.06	$14,602,431.48	$1,470.46
Common Shares, no par value (reserved for issuance under the Variation Biotechnologies (US), Inc. 2006 Stock Option Plan (the “2006 SOP”))	1,365,175 Common Shares	$4.05	$5,528,958.75	$556.77
Common Shares, no par value (reserved for issuance under the Paulson Capital Corp. 2013 Equity Incentive Plan (the “2013 EIP”))	4,613 Common Shares	$7.31	$33,721.03	$3.40
Common Shares, no par value (reserved for issuance under the VBI Vaccines Inc. 2014 Equity Incentive Plan (the “2014 EIP”))	734,524 Common Shares	$5.32	$3,907,667.68	$393.50
TOTALS	5,700,970 Common Shares	—	$24,072,778.94	$2,424.13

(1)	Pursuant to Rule 416 of the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover any additional common shares, no par value (“Common Shares”), of VBI Vaccines Inc., a corporation organized under the laws of British Columbia, Canada (the “Registrant”), that become issuable under the SciVac Therapeutics Inc. Incentive Plan by reason of any share dividend, share split, recapitalization or other similar transaction effected without the receipt of consideration that results in an increase in the number of the Registrant’s outstanding Common Shares.

(2)	Estimated solely for the purpose of calculating the registration fee: (i) in accordance with Rule 457(c) and Rule 457(h) under the Securities Act with respect to 3,596,658 Common Shares issuable under the EIP based on the average of the high and low prices per Common Share as reported by The Nasdaq Capital Market on June 16, 2016; and (ii) in accordance with Rule 457(h) under the Securities Act with respect to (x) 1,365,175 Common Shares issuable upon exercise of options to purchase Common Shares under the 2006 SOP with a weighted average exercise price of $4.05 per share, (y) 4,613 Common Shares issuable upon exercise of options to purchase Common Shares under the 2013 EIP with a weighted average exercise price of $7.31 per share and (z) 734,524 Common Shares issuable upon exercise of options to purchase Common Shares under the 2014 EIP with a weighted average exercise price of $5.32 per share.

Part I.

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information specified by Items 1 and 2 of Part I of Form S-8 is omitted from this registration statement in accordance with the provisions of Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”), and the introductory Note to Part I of Form S-8.

The documents containing the information specified in Part I of Form S-8 will be sent or given to participating employees as specified by Rule 428(b) under the Securities Act. Such documents and the documents incorporated by reference herein pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

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Part II.

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents and other information, which have been filed with or furnished to the United States Securities and Exchange Commission (the “Commission”) by VBI Vaccines Inc., a corporation organized under the laws of British Columbia, Canada (the “Company,” “we,” “us” or “our”), are incorporated herein by reference:

(a)	Annual Report on Form 20-F, filed with the Commission on March 30, 2016;

(b)	the prospectus filed by the Company with the Commission on April 8, 2016 pursuant to Rule 424(b) (excluding Annex B and Annex C thereto, which are not incorporated herein by reference) with respect to the Company’s Registration Statement on Form F-4 (File No. 333- 208761), as originally filed with the Commission on December 23, 2015, as amended;

(c)	Reports on Forms 6-K furnished to the Commission on February 1, 2016 (excluding Exhibit 99.2 thereto), May 6, 2016 and May 13, 2016; and

(d)	The description of the Common Shares contained in the Company’s Registration Statement on Form 8-A (File No. 001-37769) filed with the Commission on May 5, 2016 and any amendments to such Registration Statement filed subsequently thereto, including any amendment or report filed for the purposes of updating such description.

Additionally, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part of this registration statement from the date of filing of such documents. Any statement contained in a document incorporated herein by reference will be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein, or in a subsequently filed document incorporated herein by reference, modifies or supersedes the statement. Any statement modified or superseded will not be deemed, except as modified or superseded, to constitute a part of this registration statement.

Item 4. Description of Securities.

Not Applicable.

Item 5. Interests of Named Experts and Counsel.

Not Applicable.

Item 6. Indemnification of Directors and Officers.

Under the Business Corporations Act, which we refer to as BCA, we may indemnify an eligible party such as a director or officer, a former director or officer or a person who acts or acted at our request as a director or officer or an individual acting in a similar capacity of another entity against all judgments, penalties or fines awarded or imposed in, or an amount paid in settlement of, a proceeding in which the eligible party or any of the heirs and personal or other legal representatives of the eligible party, by reason of such eligible party having been a director or officer, or holding or having held a position equivalent to that of a director or officer, of us or an associated corporation, to which such party is or may be liable.

Article 21, Section 21.2 of our articles requires us, subject to the BCA, to indemnify a director, former director or alternate director and his or her heirs and legal representatives against all eligible penalties to which such person is or may be liable, and, after the disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by such person in respect of that proceeding. Pursuant to Article 21, Section 21.3, we may indemnify any other person subject to the restrictions of the BCA.

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Prior to the final disposition, we may pay, as they are incurred, the expenses actually and reasonably incurred by an eligible party, or the heirs and personal or other legal representatives in respect of that proceeding, if we first receive from such person a written undertaking that if the indemnification is ultimately determined to be prohibited pursuant to the BCA, such person will repay the amounts advanced.

Indemnification under the BCA is prohibited if any of the following circumstances apply: (1) the indemnity or payment is made under an earlier agreement and at the time the agreement to indemnify or pay expenses was made the company was prohibited from doing so under its memorandum or articles; (2) the indemnity or payment is made otherwise than under an earlier agreement and at the time the indemnity or payment is made, the company is prohibited from doing so under its memorandum or articles; (3) in relation to the subject matter of the eligible proceeding, the eligible party did not act honestly and in good faith with a view to the best interests of the company or the associated corporation; or (4) in the case of an eligible proceeding other than a civil proceeding, if the eligible party did not have reasonable grounds for believing that the eligible party’s conduct in respect of which the proceeding was brought was lawful.

Additionally, if an eligible proceeding is brought against an eligible party, or the heirs and personal or other legal representatives in respect of that proceeding, by or on behalf of us or an associated corporation, we must not indemnify that person for any penalties such person is or may be liable for and we must not pay the expenses of that person in respect of the proceeding. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is therefore unenforceable.

Item 7. Exemption from Registration Claimed.

Not Applicable.

Item 8. Exhibits.

See “Exhibit Index” following the signature page to this Registration Statement.

Item 9. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

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(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, Massachusetts, on June 21, 2016.

VBI VACCINES INC.

By:	/s/ Jeff Baxter
Name:	Jeff Baxter
Title:	President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby appoints Jeff Baxter and James Martin his or her true and lawful attorney-in-fact, each acting alone, with full powers of substitution and resubstitution, with authority to execute in the name of each such person, and to file with the Securities and Exchange Commission, together with any exhibits thereto and other documents therewith, any and all amendments (including without limitation post-effective amendments) to this registration statement necessary or advisable to enable the registrant to comply with the Securities Act and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, which amendments may make such other changes in the registration statement as the aforesaid attorney-in-fact executing the same deems appropriate. Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Jeff Baxter	President, Chief Executive Officer and Director
Jeff Baxter	(Principal Executive Officer)	June 21, 2016

/s/ James J. Martin	Chief Financial Officer
James J. Martin	(Principal Financial and Accounting Officer)	June 21, 2016

/s/ Steven Gillis
Steven Gillis	Chairman of the Board	June 21, 2016

/s/ Scott Requadt
Scott Requadt	Director	June 21, 2016

/s/ Steven D. Rubin
Steven D. Rubin	Director	June 21, 2016

/s/ Adam Logal
Adam Logal	Director	June 21, 2016

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act, the authorized representative has duly caused this Registration Statement to be signed by the undersigned, solely in the capacity of the duly authorized representative of the Registrant in the United States, on June 21, 2016.

VBI VACCINES INC., a Delaware corporation
(Authorized U.S. Representative)

By:	/s/ Jeff Baxter
Name:	Jeff Baxter
Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

4.1	Articles, filed as Exhibit 3.1 to the Company’s Registration Statement on Form F-4 (File No. 333- 208761), as originally filed with the Commission on December 23, 2015, as amended, and incorporated by reference herein.

4.2	Notice of Articles, filed as Exhibit 3.2 to the Company’s Registration Statement on Form F-4 (File No. 333- 208761), as originally filed with the Commission on December 23, 2015, as amended, and incorporated by reference herein.

4.3	Form of Notice of Alteration, filed as Exhibit 3.3 the Company’s Registration Statement on Form F-4 (File No. 333- 208761), as originally filed with the Commission on December 23, 2015, as amended, and incorporated by reference herein.

5.1	Opinion of Borden Ladner Gervais LLP

10.1	SciVac Therapeutics Inc. Incentive Plan, filed as Exhibit 10.3 to the Company’s Registration Statement on Form F-4 (File No. 333-208761), as originally filed with the Commission on December 23, 2015, as amended, and incorporated by reference herein.

23.1	Consent of Smythe LLP, Independent Registered Public Accounting Firm

23.2	Consent of Kost Forer Gabbay & Kasierer, Independent Registered Public Accounting Firm

23.3	Consent of Peterson Sullivan LLP, Independent Registered Public Accounting Firm

23.4	Consent of Borden Ladner Gervais LLP (included in Exhibit 5.1 to this Registration Statement)

24.1	Power of Attorney (included on signature pages hereto).